Exhibit 3.6
ACCO BRANDS USA LLC
LIMITED LIABILITY COMPANY AGREEMENT
          The undersigned is executing this Limited Liability Company Agreement (“Agreement”) for the purpose of forming and setting forth the governance provisions regarding a limited liability company (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act (the “Act”) and does hereby certify and agree as follows:
ARTICLE I
DEFINED TERMS
RULES OF CONSTRUCTION
          1.1 Definitions. In addition to terms otherwise defined herein, the following terms used herein shall have the following meanings:
          “Board” has the meaning set forth in Section 4.1.
          “Common Shares” means the equity securities of the Company authorized for issuance pursuant to Section 3.1 and having the designations, preferences and relative, participating, optional and other special rights, powers and duties specified with respect to Common Shares in this Agreement.
          “Director” means a member of the Board elected as provided in Section 4.2(a).
          “Initial Shareholder” means ACCO World Corporation, a Delaware corporation.
          “Officer” means any person elected as an officer of the Company as provided in Section 4.4(b) but such term does not include any person who has ceased to be an officer of the Company.
          “Percentage Interest” means, with respect to any Shareholder as of any date, the ratio (expressed as a percentage) of the aggregate number of Common Shares held by such Shareholder on such date to the aggregate number of Common Shares outstanding on such date. The combined Percentage Interests of all Shareholders shall at all times equal 100 percent. The Percentage Interest of the Initial Shareholder shall initially be 100 percent.
          “Shareholders” means the Initial Shareholder and all other persons or entities admitted as additional or substituted Shareholders pursuant to this Agreement, so long as they remain Shareholders. Reference to a “Shareholder” means any one of the Shareholders. Shareholders shall constitute “members” within the meaning of the Act.

          Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. As used herein, unless the context clearly requires otherwise, the words “hereof’, “herein”, and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof.
ARTICLE II
ORGANIZATIONAL MATTERS
          2.1 Name; Formation. The Company was formed effective as of 1:58 p.m. on August 2, 2005 as a result of the conversion of ACCO Brands, Inc., a Delaware corporation (“ACCO Brands”), into a Delaware limited liability company which was effected by (a) the execution and filing by ACCO Brands of a Certificate of Conversion pursuant to Section 18-214 of the Limited Liability Company Act of the State of Delaware and Section 266 of the General Corporation Law of the State of Delaware with the Secretary of State of the State of Delaware, and (b) the execution and filing by the Initial Shareholder of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware. The name of the Company shall be ACCO Brands USA LLC, or such other name as the Shareholders may from time to time hereafter designate.
          2.2 Purpose and Powers. (a) The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Act.
               (b) The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.
          2.3 Principal Place of Business. (a) The principal office of the Company, and such additional offices as the Board may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board may designate from time to time.
          (b) The registered office of the Company in the State of Delaware is located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The registered agent of the Company for service of process at such address is Corporation Service Company.
          2.4 Term. The term of the Company shall commence at 1:58 p.m. on August 2, 2005 and shall continue until terminated in accordance with the terms of this Agreement.
          2.5 Liability to Third Parties. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts,

obligations and liabilities of the Company, and no Shareholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder of the Company.
ARTICLE III
AUTHORIZATION AND ISSUANCE OF COMMON SHARES
          3.1 Common Shares. (a) A total of 1,000 Common Shares are hereby authorized for issuance, of which 1,000 Common Shares have been issued to the Initial Shareholder as a result of the conversion of ACCO Brands into the Company as described in Section 5.1. The designations, preferences and relative, participating, optional and other special rights, powers and duties relating to the Common Shares authorized for issuance pursuant to this Section 3.1(a) are set forth in this Section 3.1.
               (b) The holders of Common Shares (i) shall share in each item of Company income, gain, loss, deduction and credit as provided in Section 5.5, (ii) shall be entitled on a pro rata basis to such dividends, if any, as shall be declared thereon from time to time by the Board, (iii) except to the extent otherwise provided in Section 8.2, upon liquidation or dissolution of the Company shall be entitled on a pro rata basis to all remaining assets after satisfaction of the Company’s liabilities to creditors and (iv) shall be entitled to one vote per Common Share on matters submitted to a vote or consent of Shareholders. Each Common Share shall be identical in all respects with each other Common Share.
               (c) Common Shares issued for such consideration as the Board determines to be appropriate, including Common Shares issued as set forth in Section 3.1(a) hereof, shall be deemed to be fully paid and, except to the extent specified in Section 18-607(b) of the Act, nonassessable.
          3.2 Common Share Register.
               (a) Register. The Company shall keep a Common Share register that, subject to any requirements of the Board and this Agreement, will provide for and record the registration and transfer of Common Shares. Unless otherwise determined by the Board, the Secretary of the Company shall act as registrar and transfer agent for the purpose of registering Common Shares and transfers of Common Shares. No Common Shares shall be represented by a separate share certificate.
               (b) Transfer of Common Shares. Common Shares shall be transferable on the books of the Company in accordance with Section 6.1 and applicable law.
               (c) Holders of Record. The Company shall be entitled to treat the record holder of any Common Shares as the Shareholder and complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

ARTICLE IV
MANAGEMENT
          4.1 Management of Company. As provided in this Agreement, all management powers over the business and affairs of the Company shall be vested in a Board of Directors (the “Board”) and, subject to the direction of the Board, the Officers, who shall collectively constitute “managers” of the Company within the meaning of the Act. No Shareholder, by virtue of having the status of a Shareholder, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and of the Officers, on the other, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board (subject to Section 4.2) and the Officers (subject to Section 4.4 and the direction of the Board) shall have full power and authority to do all legal things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company, including, without limitation:
               (a) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;
               (b) the making of tax, regulatory or other filings, and the rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;
               (c) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the payment of obligations by the Company;
               (d) the negotiation, execution and performance of any contracts, conveyances or other instruments;
               (e) the distribution of cash by the Company;
               (f) the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

               (g) the maintenance of insurance for the benefit of the Company as is deemed necessary or appropriate;
               (h) the acquisition or disposition of assets;
               (i) the formation of, contribution of property to, or acquisition of an interest in, any entity;
               (j) the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and
               (k) the appointment of the Company’s independent auditors.
          4.2 The Board of Directors.
               (a) Number; Term of Office; Qualifications; Vacancies. The number of Directors that shall constitute the whole Board shall be three or such number as may be determined from time to time by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board. Directors shall be elected at the annual meeting of Shareholders to hold office, subject to Section 4.2(c) and 4.2(d), until the next annual meeting of Shareholders and until their respective successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director, and the Directors so chosen shall hold office, subject to Sections 4.2(c) and 4.2(d), until the next annual meeting of Shareholders and until their respective successors are elected and qualified.
               (b) Initial Directors. The initial Board shall consist of David D. Campbell, Neal V. Fenwick and Norman H. Wesley who shall serve until successor Directors are elected pursuant to Section 4.2(a).
               (c) Resignation. Any Director may resign at any time by giving written notice of such resignation to the Board, the Chief Executive Officer or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board or one of the above-named Officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereof to take effect when such resignation or resignations shall become effective and each Director so chosen shall hold office as provided in this Agreement in the filling of other vacancies.
               (d) Removal. Any one or more Directors may be removed, with or without cause, by the vote or by the written consent of the holders of a majority of the issued and outstanding Common Shares. In case the Board or any one or more Directors be so removed, a new Director or Directors may be elected by the Shareholders at the time of such removal; any vacancy resulting from such removal, if not so filled by such election by the Shareholders, may be filled as provided in Section 4.2(a).
               (e) Regular and Annual Meetings; Notice. Regular meetings of the Board shall be held at such time and at such place as the Board may from time to time prescribe. No notice need be given of any regular meeting and a notice, if given, need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after an annual meeting of Shareholders at the same place as that at which such meeting was held.
               (f) Special Meetings; Notice. A special meeting of the Board may be called at any time by the Board, the Chief Executive Officer or any Vice President and shall be called by the Chief Executive Officer or the Secretary upon receipt of a written request to do so specifying the matter or matters appropriate for action at such a meeting that are proposed to be presented at the meeting and signed by at least four Directors. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time, place and purposes thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least three (3) days before the day fixed for the meeting addressed to each Director at his address as it appears on the Company’s records or at such other address as the Director may have furnished the Company for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telegraph, cable or radio or by delivery of the notice by telephone or in person, in each case at least twenty-four (24) hours before the time fixed for the meeting.
               (g) Presiding Officer and Secretary at Meetings. Each meeting of the Board shall be presided over by the Chief Executive Officer or in his absence the person designated in writing by the Chief Executive Officer, or if no such person is designated, then by such member of the Board as shall be chosen by the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.
               (h) Quorum. Two directors shall constitute a quorum for the transaction of business, but in the absence of a quorum, a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice, until such time as a quorum is present.
               (i) Voting. Except as otherwise required by this Agreement, the vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.
               (j) Meeting By Telephone. Members of the Board, or of any committee thereof, may participate in meetings of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
               (k) Informal Action By Directors. Any action required or permitted to be taken at a meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board, or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board, or of such committee.
               (l) Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more Directors as the Board may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, including the power to authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Formation, adopting an agreement of merger or consolidation, recommending to the Shareholders the sale, lease or exchange of all or substantially all of the Company’s property or assets, recommending to the Shareholders a dissolution of the Company or a revocation of a dissolution, or amending this Agreement; and unless the resolution shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of Common Shares. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each such committee shall have such name as may be determined from time to time by the Board.
               (m) Compensation. No Director shall receive any stated salary for his services as a director, or as a member of a committee but shall receive such sum, if any, as may from time to time be fixed by the Board for attendance at each meeting of the Board or of a committee. He may also be reimbursed for his expenses in attending any meeting. However, any Director who serves the Company in any capacity other than as a member of the Board or of a committee may receive compensation therefor.
               (n) Indemnification of Directors and Officers. The Company shall indemnify, to the full extent permitted by the laws of the State of Delaware, as from time to time in effect, the Directors and Officers of the Company.
               (o) Limitation of Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Officer or Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being an Officer or Director of the Company.

               (p) Actions Requiring Shareholder Approval. The Board may not take any of the following actions without the approval of the Shareholders in accordance with Section 4.3 hereof:
          (i) any act in contravention of this Agreement;
          (ii) cause or permit the Company to merge or consolidate with or into any corporation, business trust or association, real estate investment trust, limited liability company, partnership (whether general or limited), common law trust, unincorporated business or other entity;
          (iii) change the Company’s name or amend or restate the Company’s Certificate of Formation or this Agreement;
          (iv) cause or permit the issuance of any equity securities of the Company other than Common Shares in accordance with Section 5.1(a) hereof;
          (v) possess any property owned by the Company, or assign rights in any Company property, for other than a Company purpose, or
          (vi) cause or permit the Company to distribute, sell or otherwise dispose of substantially all of the property of the Company.
          4.3 Meetings of Shareholders.
               (a) Annual Meetings. The annual meeting of Shareholders to elect Directors and transact such other business as may properly be presented to the meeting shall be held at such place as the Board may determine, at 3:00 p.m. on the third Monday of March in each year or, if that day shall be a legal holiday in the jurisdiction in which the meeting is to be held, then on the next day not a legal holiday.
               (b) Special Meetings. A special meeting of Shareholders may be called at any time by the Board or by the Chief Executive Officer and shall be called by the Chief Executive Officer or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for the action at such a meeting, proposed to be presented at the meeting and signed by holders of record of a majority of the Common Shares that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.
               (c) Notice of Meeting. For each meeting of Shareholders, written notice stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given personally or by mail, not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting, by or at the direction of the body or person calling the meeting to each Shareholder entitled to vote at such meeting.
               (d) Quorum. A majority of the issued and outstanding Common Shares present in person or represented by proxy at a meeting shall constitute a quorum at a meeting of Shareholders.
               (e) Vote. The affirmative vote of the majority of the Common Shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the Shareholders.
               (f) Chairman and Secretary at Meetings. Each meeting of the Shareholders shall be presided over by the Chief Executive Officer or in his absence the person designated in writing by the Chief Executive Officer, or if no such person is designated, then a person designated by the Board, and if no such designated person is present, the Shareholders at the meeting in person or represented by proxy may elect a presiding officer from among the persons present. The Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.
               (g) Informal Action by Shareholders. Any action required to be taken at a meeting of Shareholders or any other action which may be taken at a meeting of Shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by Shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which Shareholders entitled to vote thereon were present and voted. Such consent shall have the same force and effect as if such action had been taken at a meeting of Shareholders. Notice of the taking of such action shall be given promptly to each Shareholder that would have been entitled to vote thereon at a meeting of Shareholders and that did not consent thereto in writing.
               (h) Fixing of Record Date. In order that the Company may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or for the purpose of any other action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (l0) days before the date of such meeting or action. If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which the notice is given; or if the notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining Shareholders entitled to receive payment of a dividend shall be at the close of business on the day on which the resolution of the Board declaring such dividend is adopted; and the record date for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

          4.4 Officers. (a) In General. Unless otherwise provided by resolution of the Board, the Officers shall have the titles, powers, authority and duties described below in this Section 4.4.
          (b) Election. The Officers of the Company shall be a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer and a Controller, each of whom shall be elected by the Board. The Board may elect one or more other Officers as it may from time to time determine. The Chairman and the President shall be elected from among the Directors. Any one or more offices may be held by the same person.
          (c) Term of Office. Each Officer shall hold office from the time of such Officer’s election and qualification to the time at which such Officer’s successor is elected and qualified, unless such Officer shall die or resign or shall be removed pursuant to Section 4.4(e).
          (d) Resignation. Any Officer may resign at any time by giving written notice of such resignation to the Board, the Chief Executive Officer or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board or one of the above-named Officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.
          (e) Removal. Any Officer may be removed at any time, with or without cause, by the vote of a majority of the whole Board.
          (f) Vacancies. A vacancy however caused in any office of the Company may be filled by the Board.
          (g) Compensation. The compensation of all Officers elected by the Board and all other agents and employees shall be fixed by or in the manner determined by the Board.
          (h) Chairman. The Chairman shall perform such duties and have such responsibilities as the Board of Directors may from time to time determine.
          (i) President. The President shall be the Chief Executive Officer of the Company and shall have general charge of the business and affairs of the Company, subject however to the control of the Board. The President shall, if present, preside at all meetings of Shareholders and of the Board and shall perform such other duties and have such responsibilities as the Board may from time to time determine,
          (j) Vice Presidents. Vice Presidents shall have such powers and duties as generally pertain to the office of Vice President and as the Board or the President may from time to time prescribe. At the request of the President, or in his absence or disability, any Vice President elected by the Board and designated by the President in writing filed with the records of the Secretary shall perform the duties of the

President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.
          (k) Secretary. The Secretary shall keep the minutes of all meetings of Shareholders and of the Board. The Secretary shall exercise the powers and shall perform the duties incident to the office of Secretary, and those that may otherwise from time to time be assigned to the Secretary, subject to the direction of the Board.
          (l) Treasurer. The Treasurer shall be the chief financial officer of the Company and shall have care of all funds and securities of the Company and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board. The Board may delegate to the Treasurer the power to designate a bank or banks as depositories for the funds of the Company and to designate signatories for the Company’s bank accounts, including authorization of the use of facsimile signatures, and to change such signatories from time to time, and the Board may authorize the Treasurer to delegate any of the Treasurer’s powers to any other Officer or agent of the Company.
          (m) Controller. The Controller shall exercise the powers and perform the duties incident to his office, subject to the direction of the Board.
          (n) Other Officers. The Board may designate any other officers of the Company, including one or more Assistant Secretaries and one or more Assistant Treasurers, who shall exercise the powers and shall perform the duties incident to their offices, subject to the direction of the Board of Directors.
          (o) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other persons.
          4.5 Duties of Officers and Directors. Except as otherwise specifically provided in this Agreement, the duties and obligations owed to the Company and to the Shareholders by the Officers of the Company and by members of the Board, and any such duties that may be owed by any Shareholder or by any affiliate of any Shareholder, shall be the same as the respective duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its officers and directors and any such duties that may be owed to such corporation by any similarly situated Shareholder or affiliate thereof, respectively.
ARTICLE V
CAPITAL AND DIVIDENDS
          5.1 Capital Contributions. (a) Pursuant to the Certificate of Conversion, which was effective at 1:58 p.m., on August 2, 2005 and whereby ACCO Brands was converted into the Company in accordance with Section 18-214 of the Limited Liability Company Act of the State of Delaware and Section 266 of the General Corporation Law of the State of Delaware, all of the outstanding shares of common stock of ACCO Brands (all of which were owned beneficially and of record by the Initial Shareholder) were converted into 1,000 Common Shares representing all of the outstanding membership interest in the Company. Such conversion of all of the outstanding shares of common stock of ACCO Brands into 1,000 Common Shares shall be deemed to be the capital contribution of the Initial Shareholder.
          (b) The amount of money and fair market value (as of the date of contribution) of any property (other than money) contributed to the Company by a Shareholder (including for this purpose the deemed contribution by the Initial Shareholder resulting from the conversion of its ownership interest in all of the outstanding shares of common stock of ACCO Brands into 1,000 Common Shares) in respect of the issuance of Common Shares to such Shareholder shall constitute a “Capital Contribution” of such Shareholder. Any reference in this Agreement to the Capital Contribution of a Shareholder shall include a Capital Contribution of such Shareholder’s predecessors in interest.
          (c) No Shareholder shall be required to make any additional Capital Contribution to the Company and, without the vote or written consent of all Shareholders, no Shareholder shall make any additional Capital Contribution to the Company.
          5.2 Capital Accounts. Each Shareholder’s capital account shall be maintained on the books of the Company and the balance of each Shareholder’s capital account shall be equal to such Shareholder’s initial Capital Contribution pursuant to Section 5.1(a) above, and shall be (a) increased by (i) the aggregate amount of such Shareholder’s additional Capital Contributions to the Company, and (ii) items of income and gain allocated to such Shareholder, and (b) shall be decreased by (i) distributions to such Shareholder from the Company, and (ii) items of loss or deduction allocated to such Shareholder.
          5.3 No Withdrawal of Capital. Except as otherwise provided in this Agreement, no Shareholder shall demand or receive a return of its Capital Contributions. Under circumstances requiring a return of any Capital Contributions, no Shareholder shall have the right to receive property other than cash except as may be specifically provided in this Agreement.
          5.4 No Interest on Capital. No Shareholder shall receive any interest or draw with respect to its Capital Contributions or its capital account, except as otherwise provided in this Agreement.
          5.5 Allocations. All items of income, gain, loss, deduction and credit shall be allocated to the Shareholders in accordance with their Percentage Interests.
          5.6 Withholding. Notwithstanding any other provision of this Agreement, the Company shall comply with any withholding requirements under any law and shall remit amounts withheld to and file required forms with applicable taxing authorities. To the extent that the Company is required to withhold and pay over any amounts to any taxing authority with respect to distributions or allocations to any Shareholder, the amount withheld shall be treated as a distribution of cash to such Shareholder in the amount of such withholding. In the event of any claimed over-withholding, Shareholders shall be limited to an action against the applicable taxing authority. If an amount required to be withheld was not withheld from an actual distribution, the Company may reduce subsequent distributions by the amount of such required withholding. Each Shareholder agrees to furnish the Company such forms or other documentation as are necessary to assist the Company in determining the extent of, and in fulfilling, its withholding obligations.
ARTICLE VI
TRANSFERS OF COMPANY INTERESTS
          6.1 Restriction on Transfers. No Shareholder may sell, assign, pledge or otherwise transfer or encumber (collectively “transfer”) all or any part of its Common Shares or other interest in the Company, and no transferee of all or any part of the interest of a Shareholder shall be admitted as a substituted Shareholder, without, in either event, having obtained the prior written consent of all other Shareholders, except that the Initial Shareholder may transfer, and no such consent shall be required in connection with the transfer by the Initial Shareholder of, all of the Common Shares to any direct or indirect wholly-owned subsidiary of the Initial Shareholder, or by any such subsidiary of the Initial Shareholder to another direct or indirect wholly-owned subsidiary of the Initial Shareholder. Any purported transfer in violation of this Article VI shall be null and void and shall not be recognized by the Company.
ARTICLE VII
BOOKS OF ACCOUNT AND FISCAL YEAR
          7.1 Books of Account. The Company shall keep all records necessary or convenient to record the Company’s business and affairs and sufficient to record the determination and allocation of all items of income, gain, loss, deduction and credit and distributions and other amounts as may be provided for herein.
          7.2 Access to Books. The books and records of the Company shall be available to each Shareholder or its representatives for inspection and audit upon reasonable notice during normal business hours at the principal office of the Company. The Company shall cause its auditors to cooperate in such inspection and audit and to provide any of their work papers requested in connection therewith.
          7.3 Fiscal Year. The fiscal year of the Company shall start on January 1 in each year.

ARTICLE VIII
DISSOLUTION, LIQUIDATION AND TERMINATION
          8.1 Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:
                 (a) the affirmative vote or unanimous written consent of the Shareholders; and
                 (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
          8.2 Liquidation and Termination. On dissolution of the Company, the Shareholders shall appoint one or more liquidators of the Company. The liquidators shall forthwith commence the winding up of the Company’s business and the liquidation of its property. All proceeds from the sale or disposition of the property of the Company shall, to the maximum extent permitted by law, be applied as follows:
                 (a) all of the Company’s debts and liabilities shall be paid and discharged in the order of priority provided by law; and
                 (b) the balance shall be distributed to the Shareholders in accordance with their Percentage Interests.
The liquidator(s) may make distributions of the Company’s assets in kind. The choice of which, if any, Company assets are to be distributed in kind shall be within the sole discretion of the liquidator(s) and shall be binding upon all Shareholders. Unless otherwise agreed by the Shareholders, distributions of property in kind shall be shared by all the Shareholders in accordance with their Percentage Interests. The costs of liquidation shall be borne as a Company expense.
          8.3 Cancellation of Filings. Upon completion of the distribution of Company assets as provided in Section 8.2 hereof, the Company is terminated, and the Board shall cause to be filed a certificate of cancellation with the Secretary of State of the State of Delaware and shall take such other actions as may be necessary to terminate the Company.
ARTICLE IX
MISCELLANEOUS
          9.1 Amendments. This Agreement may be amended only upon the written consent of all Shareholders.
          9.2 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of

Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
          9.3 Tax Matters. It is the intention of the Shareholders that the Company shall not be taxed as a corporation for federal, state and local income tax purposes, but instead shall be taxed as a partnership (if it has more than one Shareholder) or as a non-entity (if it has only one Shareholder) for federal, state and local income tax purposes. The Shareholders agree to take all reasonable actions, including the amendment of this Agreement and the execution of other documents, as may reasonably be required in order for the Company to qualify for and receive such treatment for federal, state and local income tax purposes.
          9.4 Waiver of Notice. Whenever notice is required by this Agreement, or is otherwise provided by law, a written waiver thereof, signed by the person entitled to notice, shall be deemed equivalent to notice, whether before or after the time required for such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting of Shareholders for the express purpose of objecting, at the beginning of the meeting, that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of Shareholders need be specified in any written waiver of notice.
          9.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Shareholder to lose the benefit of its economic bargain.
          9.6 No Set-Off. To the extent permitted by law, the Company shall not be entitled to offset against any payments required to be made by it hereunder any claims which it may have against any Shareholder, and hereby waives any set-off rights which it may have in respect of any such Shareholder.
          IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of August 4, 2005.

ACCO WORLD CORPORATION

By:	/s/ Neal V. Fenwick

Name: Neal V. Fenwick
Title: Executive Vice President-Finance and Administration